SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT, dated as of April 23, 2013 (this “Agreement”), is entered into by and between INFINITY AUGMENTED REALITY, INC., a Nevada corporation with headquarters located at 45 Broadway, 6th Floor, New York, NY 10006 (the “Company”), and each individual or entity named on an executed counterpart of the signature page hereto (each such signatory is referred to as a “Buyer”) (each agreement with a Buyer being deemed a separate and independent agreement between the Company and such Buyer, except that each Buyer acknowledges and consents to the rights granted to each other Buyer [each, an “Other Buyer”] under such agreement and the Transaction Agreements, as defined below, referred to therein).

W I T N E S S E T H:

WHEREAS, the Company and the Buyer are executing and delivering this Agreement in reliance upon the exemption from securities registration for offers and sales to accredited investors afforded, inter alia, by Rule 506 under Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), and/or Section 4(2) of the Securities Act; and

WHEREAS, the Company desires to sell and the Buyer, together with the Other Buyers, if any, wishes to purchase from the Company, subject to and upon the terms and conditions set forth in this Agreement and acceptance of this Agreement by the Company, an aggregate of not less than $200,000.00 (the “Minimum Aggregate Purchase Price”) and not more than $5,000,000.00 (the “Maximum Aggregate Purchase Price”) in principal amount of Convertible Debentures of the Company (the “Convertible Debenture”) which will be convertible into shares of Common Stock, $0.00001 par value per share, of the Company (the “Common Stock”), upon the terms and subject to the conditions of such Convertible Debentures, together with the Warrants (as defined below) exercisable for the purchase of shares of Common Stock;

NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. AGREEMENT TO PURCHASE; PURCHASE PRICE.

a. Agreement to Purchase.

(i) Subject to the terms and conditions set forth in this Agreement and the other Transaction Agreements, the undersigned hereby agrees to purchase from the Company the principal amount of Convertible Debentures (the “Debenture”) specified on the Buyer’s signature page of this Agreement and the Warrants (the Debenture and the Warrants, collectively, the “Purchased Securities”) for the purchase price equal to such principal amount set forth on the Buyer’s signature page of this Agreement (the “Purchase Price”), which Purchase Price is not less than $200,000.00. This is one of a series of Purchased Securities in similar tenor being issued hereunder or in Additional Closings (as defined below) in the aggregate principal amount of up to the Maximum Aggregate Purchase Price to the Lead Investor (as defined below), affiliates of the Lead Investor or Accredited Investors reasonably acceptable to the Lead Investor.

(ii) The Convertible Debentures shall have the terms and conditions set forth in the Convertible Debenture annexed hereto as Annex I.

(iii) On the relevant Closing Date (as defined below), the Purchase Price shall be paid by the Buyer and the Company will deliver the Closing Certificates (as defined below), as provided in Section 1(c) hereof.

(iv) The purchase to be made by the Buyer from the Company and the issuance by the Company to the Buyer of the Purchased Securities to the Buyer are sometimes referred to herein and in the other Transaction Agreements as the purchase and sale of the Purchased Securities, and are referred to collectively as the “Transactions.”

b. Certain Definitions. As used herein, each of the following terms has the meaning set forth below, unless the context otherwise requires:

“Additional Closing Date” means, if there is more than one Closing Date, the relevant Buyer’s Closing Date after the Initial Closing Date.

“Additional Closing” shall mean one or more Additional Closings on such dates, in such amounts, and to such other Buyers as may be mutually agreed to by the Company and the Lead Investor or, if applicable, a Third Party Other Buyer.

“Additional Closing Notice” shall mean a notice from the Company to the Lead Investor, substantially in the form of Annex V attached hereto, requesting that the Lead Investor purchase Debentures hereunder on the Closing Date specified in the Additional Closing Notice; such date shall be not less than fifteen (15) Trading Days (excluding Jewish Holidays when the offices of the Lead Investor are closed for business) following the date of the Additional Closing Notice.

“Affiliate” means, with respect to a specific Person referred to in the relevant provision, another Person who or which controls or is controlled by or is under common control with such specified Person.

“Buyer’s Closing Date” means the Closing Date applicable to the Transactions for the relevant Buyer.

“By-laws” means the by-laws of the Company (howsoever denominated), as amended to date.

“Certificate of Incorporation” means the certificate of incorporation, articles of incorporation or other charter document (howsoever denominated) of the Company, as amended to date.

“Closing Certificates” means the (x) the original Debenture, and (y) the Warrant, each duly executed by the Company and issued in the name of the Buyer on the Buyer’s Closing Date.

“Closing Date” means the date for the closing of the Buyer’s Transactions, which may be the Initial Closing Date or the relevant Additional Closing Date, as the case may be.; provided, however, that the maximum aggregate Purchase Price for the Buyer and all Other Buyers on all Closing Dates shall not be more than the Maximum Aggregate Purchase Price and no Closing Date shall occur later than April 30, 2018 (the “Latest Closing Date”).

“Company's SEC Documents” means the Company’s periodic filings on the SEC’s EDGAR system filed by the Company through the date which is two (2) Trading Days prior to the relevant Buyer’s Closing Date.

“Conversion Shares” means any or all of (i) the shares of Common Stock issued or issuable upon conversion of the Debenture, and (ii) the shares of Common Stock issued or issuable in payment of accrued interest thereon, as contemplated in the Convertible Debenture.

“Current Information Reports” means all reports and material required to be filed by the Company so that the conditions, if applicable, of Rule 144 that there is adequate current information with respect to the Company will be satisfied.

“Disclosure Annex” means Annex VI to this Agreement; provided, however, that the Disclosure Annex shall be arranged in sections corresponding to the identified Sections of this Agreement, but the disclosure in any such section of the Disclosure Annex shall qualify other provisions in this Agreement to the extent that it would be readily apparent to an informed reader from a reading of such section of the Disclosure Annex that it is also relevant to other provisions of this Agreement.

“Exercise Price” means the per share exercise price of a Warrant.

“Expiration Date” means the close of business on the last day of the calendar month in which the Fifth Anniversary Date occurs.

“Fifth Anniversary Date” means the fifth annual anniversary of the relevant Issue Date.

“Holder” means the Person holding the relevant Securities at the relevant time.

“Indebtedness” of a Person at a particular date shall mean all obligations of such Person which in accordance with GAAP would be classified upon a balance sheet as liabilities (except capital stock and surplus earned or otherwise) and in any event, without limitation by reason of enumeration, shall include all indebtedness, debt and other similar monetary obligations of such Person whether direct or guaranteed, and all premiums, if any, due at the required prepayment dates of such indebtedness, and all indebtedness secured by a Lien on assets owned by such Person, whether or not such indebtedness actually shall have been created, assumed or incurred by such Person. Any indebtedness of such Person resulting from the acquisition by such Person of any assets subject to any Lien shall be deemed, for the purposes hereof, to be the equivalent of the creation, assumption and incurring of the indebtedness secured thereby, whether or not actually so created, assumed or incurred.

“Initial Closing Date” means the Closing Date or, if there is more than one Closing Date for the transactions contemplated by this Agreement, the Closing Date for the first of such closings; provided, however, that in all instances the aggregate Purchase Price for all Buyers whose Transactions are closing on the Initial Closing Date shall be for at least the Minimum Aggregate Purchase Price.

“Issue Date” means, with respect each Debenture and each Warrant, the Closing Date on which such instrument was initially issued to the Buyer.

“Issue Date Conversion Shares” means, with respect to the Buyer’s Closing Date, the number of shares of Common Stock equal to (x) the Debenture issued to the Buyer on such Buyer’s Closing Date, divided by (y) the Conversion Price (without regard to whether or not the Debenture were convertible on such date in accordance with their terms) in effect on such date.

“Last Audited Date” means August 31, 2012.

“Lead Investor” shall mean Credit Strategies, LLC, a Delaware limited liability company.

“Material Adverse Effect” means an event or combination of events, which individually or in the aggregate, would reasonably be expected to (x) adversely affect the legality, validity or enforceability of the Purchased Securities or any of the Transaction Agreements, (y) have or result in a material adverse effect on the results of operations, assets, business, properties , prospects or financial condition of the Company and its subsidiaries, taken as a whole, or (z) adversely impair the Company's ability to perform fully on a timely basis its material obligations under any of the Transaction Agreements or the transactions contemplated thereby.

“New Common Stock” means shares of Common Stock and/or securities convertible into, and/or other rights exercisable for, Common Stock, which are offered or sold in a New Transaction.

“New Transactions” means, unless consented to in writing by the Lead Investor a transaction by the Company involving (i) the issuance of Common Stock; (ii) a security convertible or exchangeable into Common Stock; (iii) an equity or credit line transaction in a transaction consummated after the date hereof; (iv) the Company’s issuance of, or consent to, other Indebtedness of the Company (excluding trade payables incurred in the ordinary course of business); (v) the Company’s grant of or consent to liens, security interests, hypothecations, or other charges or encumbrances (“Lien”) on any assets of the Company (excluding purchase money security interests incurred in the ordinary course of business); but such term does not include (a) the issuance of the Purchased Securities to the Buyer and the Other Buyers, (b) the issuance of Common Stock upon the exercise or conversion of options, warrants or convertible securities outstanding on the date hereof, identified in the Disclosure Annex or in the Company’s SEC Documents (c) the issuance of New Common Stock pursuant to an Employee Stock Option Plan (an “ESOP”) or an Equity Incentive Plan of the Company (in each case, howsoever denominated), (d) the issuance of New Common Stock pursuant to a non-employee director stock option plan of the Company, (e) the issuance of New Common Stock pursuant to a consultants’ stock option plan of the Company, (f) the issuance of stock options or warrants to employees, officers or directors of the Company, or (g) the issuance of Common Stock upon the conversion or exercise of any securities options, rights or warrants referred to in the preceding clauses (a) through (f), inclusive, of this paragraph; provided however, that the aggregate amount of securities issued pursuant to subparagraphs (c) (d) (e) and (f) shall not, subsequent to April 22, 2013 exceed in the aggregate 2,500,000 shares of Common Stock, options or warrants in any calendar year.

Notwithstanding the foregoing, if the Company issues an Additional Closing Notice to the Lead Investor and the Lead Investor declines or fails to provide the amounts requested under such Additional Closing Notice within 15 Trading Days of the Additional Closing Notice, the Company may, notwithstanding the restrictions on a New Transaction, seek such financing or investment from a third party upon the terms and conditions negotiated between such third party and the Company (and any such third party [each, a “Third Party Other Buyer”]. Any transaction with a Third Party Other Buyer, shall be for the amount not greater than set forth in the Additional Closing Notice, be subject to a Right of First Refusal in favor of the Lead Investor, as set forth herein and must close within 60 days of the declination or failure of the Lead Investor to provide the amounts requested under the Additional Closing Notice.

“New Transaction Period” means the period commencing on the Initial Closing Date and continuing through and including Termination Date

“Person” means any living person or any entity, such as, but not necessarily limited to, a corporation, partnership or trust.

“Principal Trading Market” means the Over the Counter Bulletin Board or such other market on which the Common Stock is principally traded at the relevant time, but shall not include the “pink sheets.”

“Right of First Refusal” shall mean a right of first refusal in favor of the Lead Investor as set forth in Section 4 (h).

“Rule 144" means, as may be in effect from time to time, (i) Rule 144 promulgated under the Securities Act or (ii) any other similar rule or regulation of the SEC that may at any time permit Holder to sell securities of the Company to the public without registration under the Securities Act.

“Securities” means the Debenture, the Warrant and the Shares.

“Shares” means the shares of Common Stock representing any or all of the Conversion Shares and the Warrant Shares.

“State of Incorporation” means Nevada.

“Subsidiary” means, as of the relevant date, any subsidiary of the Company (whether or not included in the Company's SEC Documents) whether now existing or hereafter acquired or created.

“Termination Date” means March 31, 2018 or such earlier date as provided herein

“Trading Day” means any day during which the Principal Trading Market shall be open for business.

“Transaction Agreements” means this Agreement, each issued Convertible Debenture, each issued Warrant, and includes all ancillary documents referred to in those agreements.

“Transfer Agent” means, at any time, the transfer agent for the Company’s Common Stock.

“Warrant Shares” means shares of Common Stock issued or issuable upon exercise of the Warrants.

“Wire Instructions” means the Purchase Price Wire Instructions as provided in Annex IV annexed hereto.

c. Form of Payment; Delivery of Closing Certificates.

(i) The Buyer shall pay the Purchase Price by delivering immediately available good funds in United States Dollars to the Company no later than the date prior to the Buyer’s Closing Date.

(ii) (A) With respect to Initial Closing Date, the Company will deliver the relevant Closing Certificates on the Closing Date after the Company has on deposit cleared funds from or on behalf of one or more Buyers in an amount at least equal to the Minimum Aggregate Purchase Price.

(B) If there is more than one Closing Date, then with respect to each Additional Closing Date, the Company will deliver the relevant Closing Certificates on the Closing Date after the Company has on deposit cleared funds equal to the Purchase Price for the relevant Buyer and/or one or more relevant Other Buyers, as the case may be.

(iii) By signing this Agreement, each of the Buyer and the Company agrees to all of the terms and conditions of this Agreement.

d. Method of Payment. Payment of the Purchase Price shall be made to the Company as provided in the Wire Instructions.

2. BUYER REPRESENTATIONS, WARRANTIES, ETC.; ACCESS TO INFORMATION; INDEPENDENT INVESTIGATION. The Buyer represents and warrants to, and covenants and agrees with, the Company, except as otherwise noted, as of the Buyer’s Closing Date, as follows:

a. Without limiting Buyer's right to sell the Securities pursuant to an effective registration statement or otherwise in compliance with the Securities Act, the Buyer is purchasing the Securities for the Buyer’s own account for investment only and not with a view towards the public sale or distribution thereof and not with a view to or for sale in connection with any distribution thereof.

b. The Buyer is a (i) an “accredited investor” as that term is defined in Rule 501 of the General Rules and Regulations under the Securities Act, (ii) experienced in making investments of the kind described in this Agreement and the other Transaction Agreements, (iii) able, by reason of the business and financial experience of the Buyer and the Buyer’s professional advisors (who are not affiliated with or compensated in any way by the Company or any of its Affiliates or selling agents), to protect the Buyer’s own interests in connection with the transactions described in this Agreement and the other Transaction Agreements, and to evaluate the merits and risks of an investment in the Securities, and (iv) able to afford the entire loss of its investment in the Securities.

c. All subsequent offers and sales of the Securities by the Buyer shall be made pursuant to registration of the relevant Securities under the Securities Act or pursuant to an exemption from such registration. The Buyer acknowledges that the Company has no obligation to register, and the Buyer has no right to demand that the Company register, the Shares to enable the Buyer to sell any of the Shares pursuant to an effective registration statement.

d. The Buyer understands and agrees that the Securities have not been registered under the Securities Act or any applicable state securities laws, by reason of their issuance in a transaction that does not require registration under the Securities Act (based in part on the accuracy of the representations and warranties of the Buyer contained herein), and that such Securities must be held indefinitely unless a subsequent disposition is registered under the Securities Act or any applicable state securities laws or is exempt from such registration. The Buyer understands that the Securities are being offered and sold to the Buyer in reliance on specific exemptions from the registration requirements of the Securities Act and state securities laws and that the Company is relying upon the truth and accuracy of, and the Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire the Securities.

e. The Buyer and the Buyer’s advisors, if any, have been furnished with or have been given access to all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Purchased Securities which have been requested by the Buyer, including those set forth in the SEC Documents. The Buyer and the Buyer’s advisors, if any, have been afforded the opportunity to ask questions of the Company and its management and have received complete and satisfactory answers to any such inquiries. Without limiting the generality of the foregoing, the Buyer has also had the opportunity to obtain and to review the Company's SEC Documents.

f. The Buyer understands that its investment in the Securities involves a high degree of risk.

g. The Buyer hereby represents that, in connection with the Buyer’s investment or the Buyer’s decision to purchase the Securities, the Buyer has not relied on any statement or representation of any Person, including any such statement or representation by the Company or any of their respective controlling Persons, officers, directors, partners, agents and employees or any of their respective attorneys, except as specifically set forth herein.

h. The Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the suitability of the investment in the Securities nor have any such authorities passed upon or endorsed the merits of the offering of the Securities.

k. This Agreement and each of the other Transaction Agreements to which the Buyer is a party, and the transactions contemplated hereby and thereby, have been duly and validly authorized by the Buyer. This Agreement has been executed and delivered by the Buyer, and this Agreement is, and each of the other Transaction Agreements to which the Buyer is a party, when executed and delivered (or deemed executed and delivered as contemplated hereby) by the Buyer, will be valid and binding obligations of the Buyer enforceable in accordance with their respective terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors' rights generally.

l. The execution, delivery and performance of this Agreement and the consummation by the Buyer of the transactions contemplated hereby or relating hereto do not and will not conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of any agreement, indenture or instrument or obligation to which the Buyer is a party or by which its properties or assets are bound, or result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to such Buyer or its properties (except for such conflicts, defaults and violations as would not, individually or in the aggregate, have a material adverse effect on the Buyer’s ability to fulfill its obligations under this Agreement or the other Transaction Agreements). The Buyer is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or to purchase the Securities in accordance with the terms hereof, provided that for purposes of the representation made in this sentence, the Buyer is assuming and relying upon the accuracy of the relevant representations and agreements of the Company herein.

m. The Buyer understands that if there is more than one Closing Date, Other Buyers did or will have the opportunity to enter into this Agreement on the same terms as those applicable on the Initial Closing Date (such as, but not necessarily limited to, the Conversion Price and the interest rate of the Debenture, and the Exercise Price specified in the Warrant; provided, however, that the maturity date of the Debenture and the Expiration Date of the Warrant will be determined in relation to the each respective Buyer’s Closing Date) will apply to the Transactions of Other Buyers consummated on other Closing Dates, whether such other Closing Dates were before or will be after the Buyer’s Closing Date, despite the fact that certain events occurred or will occur or other information became or will become known in the interim and despite the fact that certain facts, such as, but not necessarily limited to, trading prices and activity with respect to the Company or in general, and the financial condition of the Company, may vary from those applicable to the Buyer’s Closing Date.

3. COMPANY REPRESENTATIONS, ETC. The Company represents and warrants to the Buyer as of the date hereof and, except as otherwise noted, as of the Buyer’s Closing Date that, except as otherwise provided in the Company’s SEC Documents or in the Disclosure Annex:

a. Rights of Others Affecting the Transactions. There are no preemptive rights of any stockholder of the Company to acquire the Securities. No other party has a currently exercisable right of first refusal which would be applicable to any or all of the transactions contemplated by the Transaction Agreements. Except for a Registration Statement on Form S-8, no Person has, and as of the Closing Date, no Person shall have, any demand, “piggy-back” or other rights to cause the Company to file any registration statement under the Securities Act relating to any of its securities or to participate in any such registration statement.

b. Status. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Incorporation and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary, other than those jurisdictions in which the failure to so qualify would not have or result in a Material Adverse Effect. The Company has registered its stock and is obligated to file reports pursuant to Section 12 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

c. Authorized Shares.

(i) The capitalization of the Company (including the number of shares of each class of stock which is authorized and the number of such shares which are outstanding) is as indicated in the SEC Documents.

(ii) There are no outstanding securities which are exercisable for, exchangeable for or convertible into shares of Common Stock or exercisable for, exchangeable for or convertible into instruments which are convertible into shares of Common Stock, whether such exercise, exchange or conversion is currently exercisable or exercisable only upon some future date or the occurrence of some event in the future.

(iii) All issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and non-assessable. The Company has sufficient authorized and unissued shares of Common Stock as may be necessary to effect the issuance of the Shares on the Closing Date, were the Debentures fully converted and were the Warrant fully exercised on that date (without regard to any limitations on such conversion or exercise).

(iv) The Shares have been duly authorized by all necessary corporate action on the part of the Company, and, when issued on conversion of, or in payment of dividends on, the Convertible Debentures, or upon exercise of the Warrants, in each case in accordance with their respective applicable terms, will have been duly and validly issued, fully paid and non-assessable and will not subject the Holder thereof to personal liability by reason of being such Holder.

d. Transaction Agreements. This Agreement and each of the other Transaction Agreements, and the transactions contemplated hereby and thereby, have been duly and validly authorized by the Company. This Agreement has been duly executed and delivered by the Company and this Agreement is, and each of the Debenture, the Warrants and each of the other Transaction Agreements, when executed and delivered by the Company (or deemed executed and delivered by the Company as contemplated hereby), will be, valid and binding obligations of the Company enforceable in accordance with their respective terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium, and other similar laws affecting the enforcement of creditors' rights generally.

e. Non-contravention. The execution and delivery of this Agreement and each of the other Transaction Agreements by the Company, the issuance of the Securities in accordance with the terms hereof, and the consummation by the Company of the other transactions contemplated by this Agreement, the Debenture, the Warrants and the other Transaction Agreements do not and will not conflict with or result in a breach by the Company of any of the terms or provisions of, or constitute a default under (i) the Certificate of Incorporation or By-laws, each as currently in effect, (ii) any indenture, mortgage, deed of trust, or other material agreement or instrument to which the Company is a party or by which it or any of its properties or assets are bound, including any listing agreement for the Common Stock except as herein set forth, or (iii) any existing applicable law, rule, or regulation or any applicable decree, judgment, or order of any court, United States federal or state regulatory body, administrative agency, or other governmental body having jurisdiction over the Company or any of its properties or assets, except in the case of (iii), such conflict, breach or default which would not have or result in a Material Adverse Effect.

f. Securities Law Matters; Approvals.

(i) No authorization, approval or consent of any court, governmental body, regulatory agency, self-regulatory organization, or stock exchange or market or the stockholders of the Company is required to be obtained by the Company for the issuance and sale of the Securities to the Buyer as contemplated by this Agreement, except such authorizations, approvals and consents that have been obtained.

(ii) Assuming the accuracy of the representations and warranties of the Buyer set forth in Section 2, the offer and sale by the Company of the Purchased Securities is exempt from (A) the registration and prospectus delivery requirements of the Securities Act and the rules and regulations of the SEC thereunder and (B) the registration and/or qualification provisions of all applicable state and provincial securities and “blue sky” laws.

g. Filings. None of the Company’s SEC Documents contained, at the time they were filed, any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. Since the Last Audited Date, the Company has filed all annual and quarterly reports required to be filed by the Company with the SEC under Section 13(a) or 15(d) of the Exchange Act. The financial statements of the Company included in the Company’s SEC Documents, as of the dates of such documents, were true and complete in all material respects and complied with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto, were prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) (except in the case of unaudited statements permitted by Form 10-Q under the Exchange Act) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presented the consolidated financial position of the Company and its Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments that in the aggregate are not material and to any other adjustment described therein).

h. Absence of Certain Changes. Since the Last Audited Date, there has been no Material Adverse Effect. Since the Last Audited Date, except as provided in the Company’s SEC Documents, the Company has not (i) incurred or become subject to any material liabilities (absolute or contingent) except liabilities incurred in the ordinary course of business consistent with past practices; (ii) discharged or satisfied any material lien or encumbrance or paid any material obligation or liability (absolute or contingent), other than current liabilities paid in the ordinary course of business consistent with past practices; (iii) declared or made any payment or distribution of cash or other property to stockholders with respect to its capital stock, or purchased or redeemed, or made any agreements to purchase or redeem, any shares of its capital stock; (iv) sold, assigned or transferred any other material tangible assets, or canceled any material debts owed to the Company by any third party or material claims of the Company against any third party, except in the ordinary course of business consistent with past practices; (v) waived any rights of material value, whether or not in the ordinary course of business, or suffered the loss of any material amount of existing business; (vi) made any increases in employee compensation, except in the ordinary course of business consistent with past practices; or (vii) experienced any material problems with labor or management in connection with the terms and conditions of their employment.

i. Full Disclosure. The SEC Documents do not contain any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. There is no fact known to the Company (other than conditions known to the public generally or as disclosed in the Company’s SEC Documents) that has not been disclosed in writing to the Buyer that would reasonably be expected to have or result in a Material Adverse Effect.

j. Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body pending or, to the knowledge of the Company, threatened against or affecting the Company before or by any governmental authority or non-governmental department, commission, board, bureau, agency or instrumentality or any other person, wherein an unfavorable decision, ruling or finding would have a Material Adverse Effect or which would adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, any of the Transaction Agreements. The Company is not aware of any valid basis for any such claim that (either individually or in the aggregate with all other such events and circumstances) could reasonably be expected to have a Material Adverse Effect. There are no outstanding or unsatisfied judgments, orders, decrees, writs, injunctions or stipulations to which the Company is a party or by which it or any of its properties is bound, that involve the transaction contemplated herein or that, alone or in the aggregate, could reasonably be expect to have a Material Adverse Effect.

k. No Integrated Offering. Neither the Company nor any of its Affiliates nor any Person acting on its or their behalf has, directly or indirectly, at any time since October 1, 2012, made any offer or sales of any security or solicited any offers to buy any security under circumstances that would eliminate the availability of the exemption from registration under Regulation D in connection with the offer and sale of the Securities as contemplated hereby.

l. Fees to Brokers, Finders and Others. The Company has taken no action which would give rise to any claim by any Person for brokerage commission, placement agent or finder's fees or similar payments by Buyer relating to this Agreement or the transactions contemplated hereby. Except for such fees arising as a result of any agreement or arrangement entered into by the Buyer without the knowledge of the Company (a “Buyer’s Fee”), Buyer shall have no obligation with respect to such fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this paragraph that may be due in connection with the transactions contemplated hereby. The Company shall indemnify and hold harmless each of Buyer, its employees, officers, directors, agents, and partners, and their respective Affiliates, from and against all claims, losses, damages, costs (including the costs of preparation and attorney's fees) and expenses suffered in respect of any such claimed or existing fees (other than a Buyer’s Fee).

m. Disclosure. No event or circumstance has occurred or exists with respect to the Company or its business, properties, prospects, operations or financial conditions, which under applicable law, rule or regulation, requires additional public disclosure or announcement by the Company.

n. Confirmation. The Company agrees that, if, to the knowledge of the Company, any events occur or circumstances exist prior to the release of the Purchase Price to the Company on the Buyer’s Closing Date which would make any of the Company’s representations or warranties set forth herein materially untrue or materially inaccurate as of such date, the Company shall immediately notify the Buyer in writing prior to such date of such fact, specifying which representation, warranty or covenant is affected and the reasons therefor.

o. No Undisclosed Liabilities or Events. The Company has no liabilities or obligations other than those disclosed in the Transaction Agreements, or which individually or in the aggregate, do not or would not have a Material Adverse Effect. No event or circumstances has occurred or exists with respect to the Company or its properties, business, operations, financial condition, or results of operations, which, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed. Except as otherwise provided in the Company’s SEC Documents:, there are no proposals currently under consideration or currently anticipated to be under consideration by the Board of Directors or the executive officers of the Company which proposal would (x) change the certificate of incorporation or other charter document or by-laws of the Company, each as currently in effect, with or without shareholder approval, which change would reduce or otherwise adversely affect the rights and powers of the shareholders of the Common Stock or (y) materially or substantially change the business, assets or capital of the Company, including its interests in subsidiaries.

p. Tax Returns. Except as set forth in the SEC Documents or the Disclosure Annex, Company has filed all federal, state and local tax returns and other reports they are required by law to file and has paid all taxes, assessments, fees and other governmental charges that are due and payable. To the best of Company’s knowledge, the provision for taxes on the books of Company are adequate for all years not closed by applicable statutes, and for its current fiscal year, and Company have no knowledge of any deficiency or additional assessment in connection therewith not provided for on its books.

q. O.S.H.A. and Environmental Compliance. (i) Company has duly complied with, and its facilities, business, assets, property, leaseholds, real property and equipment are in compliance in all material respects with, the provisions of the Federal Occupational Safety and Health Act, the Environmental Protection Act, RCRA and all other applicable environmental laws; there have been no outstanding citations, notices or orders of non-compliance issued to Company or relating to its business, assets, property or leaseholds under any such laws, rules or regulations.

(ii) Company has been issued all required federal, state and local licenses, certificates or permits relating to all applicable Environmental Laws.

r. Licenses and Permits. Company (a) is in compliance with and (b) has procured and is now in possession of, all material licenses or permits required by any applicable federal, state or local law, rule or regulation for the operation of its business in each jurisdiction wherein it is now conducting or propose to conduct business.

s. Default of Indebtedness. Company is not in default in the payment of the principal of or interest on any Indebtedness or under any instrument or agreement under or subject to which any Indebtedness has been issued and no event has occurred under the provisions of any such instrument or agreement which with or without the lapse of time or the giving of notice, or both, constitutes or would constitute an event of default thereunder.

t. No Default. Company is not in default in the payment or performance of any of its contractual obligations.

u. No Burdensome Restrictions. Company is not a party to any contract or agreement the performance of which could have a Material Adverse Effect. Company has heretofore delivered to Lead Investor true and complete copies of all material contracts to which it is a party or to which it or any of its properties is subject. Company has not agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien.

v. Margin Regulations. Company is not engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of “purchasing” or “carrying” any “margin stock” within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. No part of the proceeds of any purchase and sale of Securities hereunder will be used for “purchasing” or “carrying” “margin stock” as defined in Regulation U of such Board of Governors.

w. Business and Property of Company. Upon and after the Closing Date, Company does not propose to engage in any business other than that engaged in by it or any of its Subsidiaries immediately prior to and on the Closing Date.

x. Anti-Terrorism Laws.

(i) General. Neither Company nor any Affiliate of Company is in violation of any Anti-Terrorism Law or engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

(ii) Executive Order No. 13224. Neither Company nor any Affiliate of Company or its respective agents acting or benefiting in any capacity in connection with the purchase and sale of Securities or other transactions hereunder, is any of the following (each a “Blocked Person”):

1. a Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order No. 13224;

2. a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order No. 13224;

3. a Person or entity with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law;

4. a Person or entity that commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order No. 13224;

5. a Person or entity that is named as a “specially designated national” on the most current list published by the U.S. Treasury Department Office of Foreign Asset Control at its official website or any replacement website or other replacement official publication of such list, or

6. a Person or entity who is affiliated or associated with a Person or entity listed above.

Neither Company nor, to the knowledge of Company, any of its agents acting in any capacity in connection with the purchase and sale of Securities or other transactions hereunder (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person, or (ii) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order No. 13224.

y. Trading with the Enemy.Company has not engaged, nor does it intend to engage, in any business or activity prohibited by the Trading with the Enemy Act.

4. CERTAIN COVENANTS AND ACKNOWLEDGEMENTS

a. Transfer Restrictions. The Buyer acknowledges that (1) the Securities have not been and are not being registered under the provisions of the Securities Act, and may not be transferred unless (A) subsequently registered thereunder, or (B) the Buyer shall have delivered to the Company an opinion of counsel, reasonably satisfactory in form, scope and substance to the Company, to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; (2) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any resale of such Securities under circumstances in which the seller, or the Person through whom the sale is made, may be deemed to be an underwriter, as that term is used in the Securities Act, may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder; and (3) except as may be specifically provided in the Transaction Agreements, neither the Company nor any other Person is under any obligation to register the Securities under the Securities Act or to comply with the terms and conditions of any exemption thereunder.

b. Restrictive Legend. The Buyer acknowledges and agrees that, until such time as the relevant Shares have been registered under the Securities Act and may be sold in accordance with an effective registration statement, or until such Shares can otherwise be sold without restriction, whichever is earlier, the certificates and other instruments representing any of the Securities shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of any such Securities):

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES OR AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

c. Reporting Status. During the period from the Closing Date to and the Fifth Anniversary Date, the Company shall

(i) timely file all reports required to be filed with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, and, unless such filing is publicly available on the SEC’s EDGAR system (via the SEC’s web site at no additional charge), to provide a copy thereof to the Buyer promptly after such filing,

(ii) take all reasonable action under its control to ensure that Current Information Reports are publicly available,

(iii) not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination, and

(iv) take all reasonable action under its control to qualify for and maintain the continued listing and quotation and trading of its Common Stock (including, without limitation, all Shares) on the Principal Trading Market or a listing on the NASDAQ Capital, Global or Global Select Markets or AMEX.

d. Warrants.

(i) The Company agrees to issue to the Buyer, and the Buyer agrees to purchase from the Company, on the Buyer’s Closing Date a transferable warrant (the “Warrant”) for the purchase of the number of shares, equal to one hundred percent (100%) of the Issue Date Conversion Shares.

(ii) The Warrant shall have an Exercise Price of $0.50 per share (subject to adjustment as provided in the Warrant).

(iii) Each Warrant, whether issued on the Initial Closing Date or on an Additional Closing Date, shall be exercisable commencing on its Issue Date and shall expire on the relevant Expiration Date.

(iv) Except as specified above, each Warrant shall be substantially in the form annexed hereto as Annex II.

e. Independent Nature of Buyers' Obligations and Rights. The obligations of each Buyer under the Transaction Agreements are several and not joint with the obligations of any other Buyer, and no Buyer shall be responsible in any way for the performance of the obligations of any Other Buyer under any one or more of the Transaction Agreements. The decision of each Buyer or Other Buyer to purchase Purchased Securities pursuant to the Transaction Agreements has been made by such Buyer independently of any Other Buyer and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company or of its subsidiaries, if any, which may been made or given by any Other Buyer or any of their respective officers, directors, principals, employees, agents, counsel or representatives (collectively, including the Buyer, the “Buyer Representatives”). No Buyer Representative shall have any liability to any Other Buyer or the Company relating to or arising from any such information, materials, statements or opinions, if any. Each Buyer acknowledges that no Other Buyer has acted as agent for such Buyer in connection with making its investment hereunder and that no Buyer will be acting as agent of such Other Buyer in connection with monitoring its investment in the Purchased Securities or enforcing its rights under the Transaction Agreements. Each Buyer shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Agreements, and it shall not be necessary for any Other Buyer to be joined as an additional party in any proceeding for such purpose.

f. Computation of Dates in Transaction Agreements. The Company and the Buyer agree that, anything herein or in any other Transaction Agreement to the contrary notwithstanding, all references in this Agreement or in any other Transaction Agreement to a date determined (howsoever denominated) in relation to the “Closing Date,” shall be deemed to refer to the date so determined in relation to the Buyer’s Closing Date. In furtherance of the foregoing, and not in limitation thereof, each Warrant shall have an Expiration Date based on the relevant Buyer’s Closing Date.

g. New Transactions. Except as provided in the final paragraph of the definition of “New Transactions” or in subparagraph (h) infra, the Company covenants and agrees that, during the New Transaction Period it will not, without the prior written consent of the Lead Investor in each instance, enter into any New Transaction.

h. Right of First Refusal. If the Company proposes to enter into a New Transaction with a Third Party Other Buyer, on terms and conditions materially at variance with terms contained in the Transaction Agreements, it must deliver a Proposed Transaction Notice to the Lead Investor not later than eight (8) Trading Days prior to the consummation of such transaction. Such Proposed Transaction Notice shall contain the material terms and conditions (including price and form of consideration) of the Proposed Transaction and the identity of the Prospective Third Party Other Buyer. The Lead Investor shall have the right to purchase the securities proposed to be sold in the New Transaction on the terms and conditions set forth in the Proposed Transaction Notice. To exercise its Right of First Refusal under this Section 4 (h) the Lead Investor must deliver to the Company, a Notice within seven (7) Trading Days after delivery of the Proposed Transfer Notice. Failure of the Lead Investor to timely deliver such notice shall be deemed a waiver of such Right of First Refusal with respect to such Additional Closing Notice.

i. Termination. (i) The Company may terminate the rights of the Lead Investor to provide future financing or to withhold any consent to the participation of any other party to the terms of this Agreement or to the Company’s right to enter into a New Transaction as contemplated under this Agreement if the Lead Investor declines or fails to provide financing pursuant to Additional Closing Notices from the Company on any four (4) occasions during any calendar year, provided however that, solely for the purposes of this subparagraph, each such Additional Closing Notice shall have been given not earlier than the later of (i) 30 days from the date of the prior Additional Closing Notice or (ii) the consummation of a transaction with a Third Party Other Buyer .

(ii) No such termination shall affect any other rights or obligations arising under Transaction Agreements executed prior to such date.

5. TRANSFER AGENT INSTRUCTIONS.

a. The Company warrants that, with respect to the Securities, other than the stop transfer instructions to give effect to Section 4(a) hereof, it will give the Transfer Agent no instructions inconsistent with instructions to issue Common Stock from time to time upon conversion of the Purchased Shares or the exercise of the Warrants, if any, as may be applicable from time to time, in such amounts as specified from time to time by the Company to the Transfer Agent, bearing the restrictive legend specified in Section 4(b) of this Agreement prior to registration of the Shares under the Securities Act, registered in the name of the Buyer or its nominee and in such denominations to be specified by the Holder in connection therewith. Except as so provided, the Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the other Transaction Agreements. Nothing in this Section shall affect in any way the Buyer's obligations and agreement to comply with all applicable securities laws upon resale of the Securities. If the Buyer provides the Company with an opinion of counsel reasonably satisfactory to the Company that registration of a resale by the Buyer of any of the Securities in accordance with clause (1)(B) of Section 4(a) of this Agreement is not required under the Securities Act or, the Company shall (except as provided in clause (2) of Section 4(a) of this Agreement) permit the transfer of the Securities, as may be applicable, promptly instruct the Transfer Agent to issue one or more certificates for Common Stock without legend in such name and in such denominations as specified by the Buyer.

6. CLOSING DATE.

a. Each Closing Date shall occur on the date which is the first Trading Day after each of the conditions contemplated by Sections 7 and 8 hereof shall have either been satisfied or been waived by the party in whose favor such conditions run.

b. The closing of the Transactions shall occur on the relevant Closing Date at the offices of counsel to the Company.

7. CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.

The Buyer understands that the Company's obligation to sell the Purchased Securities to the Buyer pursuant to this Agreement on the Buyer’s Closing Date is conditioned upon:

a. The execution and delivery of this Agreement, and, where indicated, the other Transaction Agreements by the Buyer on or before such Closing Date;

b. The delivery by the Buyer by such Closing Date of good funds as payment in full of an amount equal to the Purchase Price in accordance with this Agreement; provided that, (i) for the Initial Closing Date, the aggregate purchase price of the Buyer and any Other Buyers as of such date shall be at least equal to the Minimum Aggregate Purchase Price and (ii) for any subsequent Additional Closing Date, the minimum aggregate Purchase Price for the Buyer and/or any Other Buyers purchasing Purchased Securities hereunder on such date shall be at least equal to $200,000.00 (or, if the difference between the Maximum Aggregate Purchase Price and the total of the Purchase Price of the Buyer and all Other Buyers prior to such date is a lower amount, the amount of such difference); and, provided, further, that at no time shall the aggregate Purchase Prices of the Buyer and all Other Buyers exceed the Maximum Aggregate Purchase Price.

c. On the Initial Closing Date, the delivery of a Certificate substantially in the form annexed hereto as Exhibit VII-A, and on each other Closing Date, the delivery of a Certificate substantially in the form annexed hereto as Exhibit VII-B.

d. The accuracy on such Closing Date of the representations and warranties of the Buyer contained in this Agreement, each as if made on such date, and the performance by the Buyer on or before such date of all covenants and agreements of the Buyer required to be performed on or before such date; and

e. There shall not be in effect any law, rule or regulation prohibiting or restricting the transactions contemplated hereby, or requiring any consent or approval which shall not have been obtained.

8. CONDITIONS TO THE BUYER'S OBLIGATION TO PURCHASE.

The Company understands that the Buyer's obligation to purchase the Purchased Securities on the Buyer’s Closing Date is conditioned upon:

a. The execution and delivery of this Agreement and the other Transaction Agreements by the Company on or before such Closing Date;

b. The delivery by the Company of the Closing Certificates in accordance with this Agreement;

c. The accuracy in all material respects on such Closing Date of the representations and warranties of the Company contained in this Agreement, each as if made on such date and the performance by the Company on or before such date of all covenants and agreements of the Company required to be performed on or before such date; and

d. There shall not be in effect any law, rule or regulation prohibiting or restricting the transactions contemplated hereby, or requiring any consent or approval which shall not have been obtained.

9. NOTICES. Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given on the earliest of

(a) the date delivered, if delivered by personal delivery as against written receipt therefor or by confirmed facsimile transmission,

(b) the fifth Trading Day after deposit, postage prepaid, in the United States Postal Service by registered or certified mail, or

(c) the third Trading Day after mailing by domestic or international express courier, with delivery costs and fees prepaid,

in each case, addressed to each of the other parties thereunto entitled at the addresses provided in Annex III attached hereto (or at such other addresses as such party may designate by ten (10) days’ advance written notice similarly given to each of the other parties hereto).

10. GOVERNING LAW.

a. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws. Each of the parties consents to the exclusive jurisdiction of the federal courts whose districts encompass any part of the County of New York or the state courts of the State of New York sitting in the County of New York in connection with any dispute arising under this Agreement or any of the other Transaction Agreements and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions or to any claim that such venue of the suit, action or proceeding is improper.

b. JURY TRIAL WAIVER. The Company and the Buyer hereby waive a trial by jury in any action, proceeding or counterclaim brought by either of the Parties hereto against the other in respect of any matter arising out or in connection with the Transaction Agreements.

11. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The Company's and the Buyer's representations and warranties herein shall survive for a period of three (3) years from the date of the execution and delivery of this Agreement by such Buyer and the payment of the Purchase Price, and shall inure to the benefit of the Buyer and the Company and their respective successors and assigns.

12. MISCELLANEOUS.

a. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

b. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.

c. This Agreement may be amended only by an instrument in writing signed by the party to be charged with enforcement thereof.

d. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

e. This Agreement may be signed in one or more counterparts, each of which shall be deemed an original.

f. A facsimile or other electronic transmission of this signed Agreement shall be legal and binding on all parties hereto.

g. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

h. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

i. All dollar amounts referred to or contemplated by this Agreement or any other Transaction Agreement shall be deemed to refer to US Dollars, unless otherwise explicitly stated to the contrary.

j. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

[SECURITIES PURCHASE AGREEMENT SIGNATURE PAGE]

IN WITNESS WHEREOF, with respect to the number of Purchased Shares and Purchase Price specified below, each of the undersigned represents that the foregoing statements made by it above are true and correct and that it has caused this Agreement to be duly executed on its behalf (if an entity, by one of its officers thereunto duly authorized) as of the date first above written.

PURCHASE PRICE:	$200,000.00

[Note: Minimum Purchase Price is $200,000.00]

BUYER:

Address
(Printed Name of Buyer)

By:
Telecopier No.	(Signature of Authorized Person)

Delaware	(Printed Name and Title)
Jurisdiction of Incorporation or Organization

If the above Notice Address is not the Residence (for individual Buyer) or Principal Place of Business (for Buyer which is not an individual), such Residence or Principal Place of Business is:

_____________________________

_____________________________

_____________________________

COMPANY:

INFINITY AUGMENTED REALITY, INC.

By: __________________________

Title: _________________________

CONSENTED TO:

CREDIT STRATEGIES, LLC

By: __________________________

Title: __________________________

ANNEX I	FORM OF CONVERTIBLE DEBENTURE

ANNEX II	FORM OF WARRANT

ANNEX III	ADDRESSES

ANNEX IV	PURCHASE PRICE WIRE INSTRUCTIONS

ANNEX V	FORM OF ADDITIONAL CLOSING NOTICE

ANNEX VI	DISCLOSURE ANNEX

ANNEX VII-A	Form of Closing Certificate

ANNEX VII-B	Form of Additional Closing Certificate

ANNEX I

TO

SECURITIES PURCHASE AGREEMENT

<PROTOTYPE FOR EACH ISSUANCE>

FORM OF DEBENTURE

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES OR AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

No. A-13– 1 US $__________2

INFINITY AUGMENTED REALITY, INC.

1.20% CONVERTIBLE DEBENTURE SERIES A-13

DUE _______, 20__3

FOR VALUE RECEIVED, INFINITY AUGMENTED REALITY, INC., a corporation organized and existing under the laws of the State of Nevada (the “Company”), promises to pay to ___________________, the registered holder hereof (the “Holder”), the principal sum of _____________________ and 00/100 Dollars (US $_______)4 on ______, 20__5 (the “Maturity Date”) and to pay interest on the principal sum outstanding from time to time in arrears at the rate of One and 20/100 per cent (1.20%) per annum, accruing from ______________, 201_,6 the date of initial issuance of this Debenture (the “Issue Date”), on the date (each, an “Interest Payment Date”) which is the earlier of (i) the next Conversion Date (as defined below), (ii) March 31 and September 30 of each calendar year (a “Scheduled Interest Payment Date”), or (iii) the Maturity Date, as the case may be. Interest shall accrue monthly (pro-rated on a daily basis for any period longer or shorter than a month) from the later of the Issue Date or the previous Interest Payment Date and shall be payable, subject to the other provisions of this Debenture, in cash or in Common Stock, as provided in and subject to the provisions of Section 4(D) hereof. If not paid in full on an Interest Payment Date, interest shall be fully cumulative and shall accrue on a daily basis, based on a 365-day year, monthly or until paid, whichever is earlier.

This Debenture is being issued pursuant to the terms of the Securities Purchase Agreement, dated as of April 23, 2013 (the “Securities Purchase Agreement”), to which the Company and the Holder (or the Holder’s predecessor in interest) are parties. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Securities Purchase Agreement.

This Debenture is subject to the following additional provisions:

1. The Debentures will initially be issued in denominations determined by the Company, but are exchangeable for an equal aggregate principal amount of Debentures of different denominations, as requested by the Holder surrendering the same. No service charge will be made for such registration or transfer or exchange. Debentures issued as replacement of or in exchange of this Debenture (including by reason of the provisions of Section 19) will have the same number as provided above with an additional identifying unique letter.

2. The Company shall be entitled to withhold from all payments of principal of, and interest on, this Debenture any amounts required to be withheld under the applicable provisions of the United States income tax laws or other applicable laws at the time of such payments, and Holder shall execute and deliver all required documentation in connection therewith.

3. This Debenture has been issued subject to investment representations of the original purchaser hereof and may be transferred or exchanged only in compliance with the Securities Act of 1933, as amended (the "Act"), and other applicable state and foreign securities laws and the terms of the Securities Purchase Agreement. In the event of any proposed transfer of this Debenture, the Company may require, prior to issuance of a new Debenture in the name of such other person, that it receive reasonable transfer documentation that is sufficient to evidence that such proposed transfer complies with the Act and other applicable state and foreign securities laws and the terms of the Securities Purchase Agreement. Prior to due presentment for transfer of this Debenture, the Company and any agent of the Company may treat the person in whose name this Debenture is duly registered on the Company's Debenture Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Debenture be overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

4. A. (i) At any time on or after the Issue Date and prior to the time this Debenture is paid in full in accordance with its terms (including, without limitation, after the occurrence of an Event of Default, as defined below, or, if the Debenture is not fully paid or converted after the Maturity Date), the Holder of this Debenture is entitled, at its option, subject to the following provisions of this Section 4, to convert this Debenture at any time into shares of Common Stock, $0.00001 par value ("Common Stock"), of the Company at the Conversion Price (as defined below). Any such conversion is referred to as a “Voluntary Conversion.”

(ii) On the Maturity Date the Company shall pay the principal and accrued interest (through the actual date of payment) of any portion of this Debenture which is then outstanding.

(iii) For purposes of this Debenture, the following terms shall have the meanings indicated below:

“Conversion Price” means $0.25 (which amount is subject to adjustment as provided in Section 10 herein).

“Conversion Date” means the date on which the Holder faxes or otherwise delivers a Notice of Conversion (as defined below) to the Company so that it is received by the Company on or before such specified date.

“Conversion Shares” has the meaning ascribed to in Section 4(F) hereof.

“Event of Default” has the meaning ascribed to it in Section 15 hereof.

“Lead Investor” means (i) the Lead Investor identified in the Securities Purchase Agreement, provided that such identified Lead Investor or at least one of such Lead Investor’s Affiliates is then holding an outstanding Debenture, or (ii) if, and only if, neither such Lead Investor nor any one of the Lead Investor’s Affiliates is then holding an outstanding Debenture, the Holder.

B. A Voluntary Conversion shall be effectuated by the Holder by faxing a notice of conversion (“Notice of Conversion”) to the Company as provided in this paragraph. The Notice of Conversion shall be executed by the Holder of this Debenture and shall evidence such Holder's intention to convert this Debenture or a specified portion hereof in the form annexed hereto as Exhibit A. Delivery of the Notice of Conversion shall be accepted by the Company by hand, mail or courier delivery at the address specified in said Exhibit A or at the facsimile number specified in said Exhibit A (each of such address or facsimile number may be changed by notice given to the Holder in the manner provided in the Securities Purchase Agreement).

C. Notwithstanding any other provision hereof or of any of the other Transaction Agreements, in no event (except (i) as specifically provided herein as an exception to this provision, or (ii) while there is outstanding a tender offer for any or all of the shares of the Company’s Common Stock) shall the Holder be entitled to convert any portion of this Debenture, or shall the Company have the obligation to convert such Debenture or, subject to the provisions of Section4(D), the right to issue shares currently in payment of interest on a Scheduled Interest Payment Date, to the extent that, after such conversion or issuance of stock in payment of interest, the sum of (1) the number of shares of Common Stock beneficially owned by the Holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the Debentures or other convertible securities or of the unexercised portion of warrants or other rights to purchase Common Stock), and (2) the number of shares of Common Stock issuable upon the conversion of the Debentures with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Holder and its affiliates of more than 9.99% of the outstanding shares of Common Stock (after taking into account the shares to be issued to the Holder upon such conversion). For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, except as otherwise provided in clause (1) of such sentence. Nothing herein shall preclude the Holder from disposing of a sufficient number of other shares of Common Stock beneficially owned by the Holder so as to thereafter permit the continued conversion of this Debenture.

D. (i) Interest on the principal amount of this Debenture payable on an Interest Payment Date shall be due and payable, at the option of the Company, in its sole discretion, in cash or in shares of Common Stock on the Interest Payment Date.

(ii) If the interest payable hereunder is to be paid in cash, the Company shall make such payment on the Interest Payment Date.

(iii) If interest is to be paid in Common Stock, the number of shares of Common Stock to be received shall be determined by dividing the dollar amount of the interest by the Conversion Price in effect on the relevant Interest Payment Date (the “Total Interest Shares”), and, subject to the following provisions of this Section 4(D), the Company shall issue such shares on the Interest Payment Date (or, in connection with interest payable in connection with a conversion of this Debenture, simultaneously with the issuance of the Conversion Shares for the principal of this Debenture then being converted).

(iv) At any time at least five (5) Trading Days before a Scheduled Interest Payment Date or in a Conversion Notice, the Holder may give the Company a written notice (an “Interest Shares Limit Notice”) specifying the limit as to the number of shares which may be issued to the Holder on the relevant Interest Payment Date in order to comply with the provisions of Section 4(C) hereof (the “Interest Shares Limit”).

(v) The provisions of Section 4(C) shall apply to the payment of interest in Common Stock on each Interest Payment Date. If the Company elects to pay the accrued interest on such Interest Payment Date in Common Stock, but the Total Interest Shares exceed the Interest Shares Limit (such excess, the “Excess Interest Shares”), the Company shall issue the Interest Shares Limit to the Holder as provided in clause (iii) above, and the issuance of the Excess Interest Shares shall be deferred (without the accrual of any further interest on the equivalent interest amount and without the requirement for the Company to pay such deferred interest in cash) until a date which is ten (10) Trading Days after the Holder gives the Company written notice (an “Available Interest Shares Notice”) that some or all of the Excess Interest Shares can then be issued to the Holder in a manner consistent with the provisions of Section 4(C) (the number of shares specified in the Available Interest Shares Notice, the “Available Interest Shares”). The Available Interest Shares Notice shall include a computation supporting the Holder’s statement that the issuance of the Available Interest Shares is consistent with the provisions of Section 4(C). If the Holder gives an Available Interest Shares Notice, the Company shall issue to the Holder the Available Interest Shares on or before such tenth Trading Day, which issuance shall be deemed the payment of the deferred accrued interest in an amount equal to the number of Available Interest Shares issued multiplied by the Conversion Price in effect on the original Interest Payment Date (as such number of shares may be adjusted for certain capital transactions, such as forward or reverse stock splits or stock dividends). The issuance of any remaining Excess Interest Shares shall continue to be deferred until the Holder gives the Company another Available Interest Shares Notice. Nothing in this provision shall affect (x) the accrual of interest on the unpaid principal of this Debenture with respect to periods after the relevant Interest Payment Date in accordance with the other provisions of this Debenture or (y) the provisions regarding the payment of interest on the unpaid principal of this Debenture on subsequent Interest Payment Dates in accordance with the other provisions of this Debenture and of this Section 4(D) (v).

E. Anything in the other provisions of this Debenture or any of the other Transaction Agreements to the contrary notwithstanding, the Company shall not have the right to prepay any or all of the outstanding principal of this Debenture, without the prior written consent of the Holder in each instance (which consent may be withheld for any reason or no reason, in the sole discretion of the Holder).

F. (i) The following provisions apply to the issuances of Common Stock in payment of the amounts due under this Debenture, whether as principal or interest, as provided in the preceding provisions of this Section 4.

(ii) No fractional shares of Common Stock or scrip representing fractions of shares will be issued on conversion, but the number of shares issuable shall be rounded to the nearest whole share.

(iii) All shares issuable with respect to a Conversion Date or an Interest Payment Date shall be deemed “Conversion Shares” for all purposes of this Debenture and the other Transaction Agreements. Certificates representing the relevant Conversion Shares (“Conversion Certificates”) will be delivered to the Holder at the address specified in the relevant Notice of Conversion (and if none, the Holder’s the Holder’s address for notices as contemplated by the Securities Purchase Agreement, which address the Holder may change from time to time in the manner provided therein), via express courier, by electronic transfer or otherwise after the relevant Conversion Date. The Holder shall be deemed to be the holder of the shares issuable to it in accordance with the relevant provisions of this Debenture on the Conversion Date or Interest Payment Date, as the case may be.

G. Except as may specified in a specific provision of this Debenture, any payments under this Debenture shall be applied in the following order of priority: (i) first to accrued but unpaid interest on this Debenture; and (ii) then, to principal of this Debenture.

H. The Company hereby agrees that, at all times while any principal of this Debenture is outstanding, there shall be reserved for issuance upon conversion of the then outstanding principal of this Debenture, a number of shares of its Common Stock equal to the shares which would be issuable on conversion of such outstanding principal. For the purposes of such calculations, the Company should assume that the outstanding principal of this Debenture was exercisable in full at any time, without regard to any restrictions which might limit the Holder’s right to convert all or any portion of this Debenture held by the Holder.

5. Subject to the terms of the Securities Purchase Agreement, no provision of this Debenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and interest on, this Debenture at the time, place, and rate, and in the coin or currency or where contemplated herein in shares of its Common Stock, as applicable, as herein prescribed. This Debenture and all other Debentures now or hereafter issued of similar terms are direct obligations of the Company.

6. No recourse shall be had for the payment of the principal of, or the interest on, this Debenture, or for any claim based hereon, or otherwise in respect hereof against any incorporator, shareholder, officer or director, as such, past, present or future, of the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

7. All payments contemplated hereby to be made “in cash” shall be made in immediately available good funds of United States of America currency by wire transfer to an account designated in writing by the Holder to the Company (which account may be changed by notice similarly given). All payments of cash and each delivery of shares of Common Stock issuable to the Holder as contemplated hereby shall be made to the Holder at the address last appearing on the Debenture Register of the Company as designated in writing by the Holder from time to time; except that the Holder can designate, by notice to the Company, a different delivery address for any one or more specific payments or deliveries.

8. If, for as long as this Debenture remains outstanding, the Company enters into a merger (other than where the Company is the surviving entity) or consolidation with another corporation or other entity or a sale or transfer of all or substantially all of the assets of the Company to another person (collectively, a "Sale"), the Company will require, in the agreements reflecting such transaction, that the surviving entity expressly assume the obligations of the Company hereunder. Notwithstanding the foregoing, if the Company enters into a Sale and the holders of the Common Stock are entitled to receive stock, securities or property in respect of or in exchange for Common Stock, then as a condition of such Sale, the Company and any such successor, purchaser or transferee will agree that the Debenture may thereafter be converted on the terms and subject to the conditions set forth above into the kind and amount of stock, securities or property receivable upon such merger, consolidation, sale or transfer by a holder of the number of shares of Common Stock into which this Debenture might have been converted immediately before such merger, consolidation, sale or transfer, subject to adjustments which shall be as nearly equivalent as may be practicable. In the event of any such proposed Sale, (i) the Holder hereof shall have the right to convert by delivering a Notice of Conversion to the Company within fifteen (15) days of receipt of notice of such Sale from the Company. This provision is an exception to the provisions of Section 4(C) hereof.

9. If, at any time while any portion of this Debenture remains outstanding, the Company spins off or otherwise divests itself of a part of its business or operations or disposes of all or of a part of its assets in a transaction (the “Spin Off”) in which the Company, in addition to or in lieu of any other compensation received and retained by the Company for such business, operations or assets, causes securities of another entity (the “Spin Off Securities”) to be issued to security holders of the Company, the Company shall cause (i) to be reserved Spin Off Securities equal to the number thereof which would have been issued to the Holder had all of the Outstanding Debentures (as defined below) been converted as of the close of business on the Trading Day immediately before the Record Date (as defined below), as determined without regard to the provisions of Section 4(C) hereof (the “Reserved Spin Off Shares”), and (ii) to be issued to the Holder on the conversion of all or any of the Outstanding Debentures, such amount of the Reserved Spin Off Shares equal to (x) the Reserved Spin Off Shares multiplied by (y) a fraction, of which (I) the numerator is the principal amount of the Outstanding Debentures then being converted, and (II) the denominator is the principal amount of the Outstanding Debentures. The term “Outstanding Debentures” means this Debenture to the extent outstanding on the record date (the “Record Date”) for determining the amount and number of Spin Off Securities to be issued to security holders of the Company.

10. If, at any time while any portion of this Debenture remains outstanding, the Company effectuates a stock split or reverse stock split of its Common Stock or issues a dividend on its Common Stock consisting of shares of Common Stock, the prices used in determining the Conversion Price from dates prior to such action and any other fixed amounts calculated as contemplated hereby shall be equitably adjusted to reflect such action.

11. The Holder of the Debenture, by acceptance hereof, agrees that this Debenture is being acquired for investment and that such Holder will not offer, sell or otherwise dispose of this Debenture or the shares of Common Stock issuable upon conversion thereof except under circumstances which will not result in a violation of the Act or any applicable state Blue Sky or foreign laws or similar laws relating to the sale of securities.

12. This Debenture shall be governed by and construed in accordance with the laws of the State of New York for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws. Each of the parties consents to the exclusive jurisdiction of the federal courts whose districts encompass any part of the County of New York or the state courts of the State of New York sitting in the County of New York in connection with any dispute arising under this Debenture and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non coveniens, to the bringing of any such proceeding in such jurisdictions. To the extent determined by such court, the Company shall reimburse the Holder for any reasonable legal fees and disbursements incurred by the Holder in enforcement of or protection of any of its rights under any of this Debenture.

13. JURY TRIAL WAIVER. Each of the Company and the Holder hereby waives a trial by jury in any action, proceeding or counterclaim brought by either of the Parties hereto against the other in respect of any matter arising out of or in connection with this Debenture.

14. A. (i) The term “Change in Control” means (a) any transaction following the date hereof by which any person, group or entity (other than a director, former director or officer of the Company as of the date hereof, the Lead Investor or any of their Affiliates) shall beneficially own more than 50% of the Voting Rights (as defined below) of the Company; provided, however, that any Voting Rights acquired from the Lead Investor or any of its Affiliates shall be excluded from the calculation of Voting Rights, or (b) any merger, consolidation or sale of substantially all of the property or assets of the Company with or to an entity that was not under the control of the Company prior to and, if relevant, after such merger, consolidation or sale.

(ii) The term “Voting Rights” means (a) the right to vote, by ownership of securities, by contract or otherwise, for directors of the Company or (b) the right, by contract, to direct or cause the direction of the management of the Company (other than by reason of being the holder of the Company’s securities).

B. If, at any time while this Debenture is outstanding, there is a Change in Control, the Holder will have the right at any time thereafter, by written notice to the Company (the “Change in Control Demand Notice”), to (i) convert any or all of the then outstanding Debenture pursuant to the provisions of Section 4 hereof (except that such conversion shall be an exception to the provisions of Section 4(C) hereof), or, (ii) to the extent the Holder does not convert any portion of the Debenture, demand payment in full of the outstanding principal of this Debenture together with all accrued but unpaid interest thereon. If the Holder demands any such payment, the Company will be obligated to pay such amount (with interest calculated through the actual date of payment) by the date which is three (3) Trading Days after the Company’s receipt of the Change in Control Demand Notice.

15. A. The term "Event of Default" means the occurrence of any one or more of the following events:

(i) The Company shall default in the payment of principal or interest on this Debenture or any other amount due hereunder when due; or

(ii) Any of the representations or warranties made by the Company herein or in the Securities Purchase Agreement in connection with the execution and delivery of this Debenture or the Securities Purchase Agreement shall be false or misleading in any material respect at the time made; or

(iii) Subject to the terms of the Securities Purchase Agreement, the Company fails to authorize or to cause its Transfer Agent to issue shares of Common Stock upon exercise by the Holder of the conversion rights of the Holder in accordance with the terms of this Debenture, and such failure shall continue uncured for a period of five (5) Trading Days; or

(iv) The Company shall fail to perform or observe, in any material respect, (a) any other covenant, term, provision, condition, agreement or obligation of any Debenture (other than a failure to pay money) or (b) any other covenant, term, provision, condition, agreement or obligation of the Company under the Securities Purchase Agreement (each failure contemplated by this clause (iv), a “Failure”) and such Failure, if capable of being cured, shall continue uncured for a period of ten (10) days after the earlier of (x) the Holder’s receipt of written notice from the Company of such failure or (y) the Company’s receipt of written notice from the Holder of such failure; or

(v) The Company shall enter into a New Transaction during the New Transaction Period without the consent of the Lead Investor; or

(vi) The Company shall (x) admit in writing its inability to pay its debts generally as they mature; (y) make an assignment for the benefit of creditors or commence proceedings for its dissolution; or (z) apply for or consent to the appointment of a trustee, liquidator or receiver for its or for a substantial part of its property or business; or

(vii) A trustee, liquidator or receiver shall be appointed for the Company or for a substantial part of its property or business without its consent and shall not be discharged within sixty (60) days after such appointment; or

(viii) Any governmental agency or any court of competent jurisdiction at the instance of any governmental agency shall assume custody or control of the whole or any substantial portion of the properties or assets of the Company and shall not be dismissed within sixty (60) days thereafter; or

(ix) Any money judgment in excess of One Hundred Thousand ($100,000) Dollars in the aggregate shall be entered or filed against the Company or any writ or warrant of attachment, or similar process shall be entered or filed against the Company or any of its properties or other assets and shall remain unpaid, unvacated, unbonded or unstayed for a period of thirty (30) days or in any event no later than five (5) days prior to the date of any proposed sale thereunder; or

(x) Bankruptcy, reorganization, insolvency or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Company and, if instituted against the Company, shall not be dismissed within sixty (60) days after such institution or the Company shall by any action or answer approve of, consent to, or acquiesce in any such proceedings or admit the material allegations of, or default in answering a petition filed in any such proceeding.

B. Notwithstanding the terms set forth in the first paragraph of this Debenture, if an Event of Default shall have occurred and is continuing, then, unless and until such Event of Default shall have been cured or waived in writing by the Lead Investor (which waiver shall not be deemed to be a waiver of any subsequent default),

(i) the unpaid amount of this Debenture, computed as of such date, will bear interest at the rate (the “Default Rate”) equal to five percent (5.0%) per annum from the date of the Event of Default to until and including the date actually paid; and

(ii) at the option of the Lead Investor at any time thereafter, the Lead Investor may, (a) by written notice to the Company, declare the entire unpaid principal balance of this Debenture, together with all interest accrued hereon, plus all fees and expenses, due and payable, and thereupon, the same shall be accelerated and so due and payable, without presentment, demand, protest, or other notice, all of which are hereby expressly unconditionally and irrevocably waived by the Company; provided, however, that upon the occurrence of an Event of Default described in Sections 15(A)(vi), (vii), (viii) and (x), the outstanding principal balance and accrued interest hereunder, shall be immediately and automatically due and payable, and/or (b) exercise or otherwise enforce any one or more of the Holder’s rights, powers, privileges, remedies and interests under this Debenture or other Transaction Agreements or applicable law.

C. The provisions of Section 4(G) shall apply to any payments made by or on behalf of the Company following the occurrence of an Event of Default and the application of the relevant foregoing provisions of this Section 15.

16. No course of delay on the part of the Holder shall operate as a waiver thereof or otherwise prejudice the right of the Holder. No remedy conferred hereby shall be exclusive of any other remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise.

17. Nothing contained in this Debenture shall be construed as conferring upon the Holder the right to vote or to receive dividends or to consent or receive notice as a shareholder in respect of any meeting of shareholders or any rights whatsoever as a shareholder of the Company, unless and to the extent converted in accordance with the terms hereof.

18. Any notice required or permitted hereunder shall be given in manner provided in the Section headed “NOTICES” in the Securities Purchase Agreement, the terms of which are incorporated herein by reference.

19. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Debenture, and (in the case of loss, theft or destruction) receipt of reasonably satisfactory indemnification, and (in the case of mutilation) upon surrender and cancellation of this Debenture, the Company will execute and deliver a new Debenture of like tenor and date and any such lost, stolen, destroyed or mutilated Debenture shall thereupon become void.

[Balance of page intentionally left blank]

20. In the event for any reason, any payment by or act of the Company or the Holder shall result in payment of interest which would exceed the limit authorized by or be in violation of the law of the jurisdiction applicable to this Debenture, then ipso facto the obligation of the Company to pay interest or perform such act or requirement shall be reduced to the limit authorized under such law, so that in no event shall the Company be obligated to pay any such interest, perform any such act or be bound by any requirement which would result in the payment of interest in excess of the limit so authorized. In the event any payment by or act of the Company shall result in the extraction of a rate of interest in excess of a sum which is lawfully collectible as interest, then such amount (to the extent of such excess not returned to the Company) shall, without further agreement or notice between or by the Company or the Holder, be deemed applied to the payment of principal, if any, hereunder immediately upon receipt of such excess funds by the Holder, with the same force and effect as though the Company had specifically designated such sums to be so applied to principal and the Holder had agreed to accept such sums as an interest-free prepayment of this Debenture. If any part of such excess remains after the principal has been paid in full, whether by the provisions of the preceding sentences of this Section or otherwise, such excess shall be deemed to be an interest-free loan from the Company to the Holder, which loan shall be payable immediately upon demand by the Company. The provisions of this Section shall control every other provision of this Debenture.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by an officer thereunto duly authorized.

Dated: _________________, 201__

INFINITY AUGMENTED REALITY, INC.

By:

(Print Name)

(Title)

EXHIBIT A

INFINITY AUGMENTED REALITY, INC.

NOTICE OF CONVERSION

OF

1.20% CONVERTIBLE DEBENTURE SERIES A-13 DUE __________, 20__

(To be Executed by the Registered Holder in Order to Convert the Debenture)

TO:	INFINITY AUGMENTED REALITY, INC.	VIA FAX: (212) 201-4071
45 Broadway, 6th Floor
New York, NY 10006
Attn: Chief Executive Officer

FROM: _________________________________________________________ (“Holder”)

DATE: _______________________________________________ (the “Conversion Date”)

RE:	Conversion of $_________________ principal amount (the “Converted Debenture”) of the 1.20% Convertible Debenture Series A-13 Due __________, 20___, No. A-13-__ (the “Debenture”) of INFINITY AUGMENTED REALITY, INC. (the “Company”) into ______________________ shares (the “Principal Conversion Shares”) of Common Stock (defined below)

The captioned Holder hereby gives notice to the Company, pursuant to the Debenture of INFINITY AUGMENTED REALITY, INC. that the Holder elects to convert the Converted Debenture into fully paid and non-assessable shares of Common Stock, $0.00001 par value (the “Common Stock”), of the Company as of the Conversion Date specified above. Said conversion shall be based on the Conversion Price of:

___ $0.25

___ pursuant to the provisions of Section 10 of the Debenture, $___.___

As contemplated by the Debenture, the Company should also pay all accrued but unpaid interest on the Converted Debenture to the Holder. Such interest can be paid, in the discretion of the Company, either in shares of the Company’s stock or in cash.

– If the Company elects to pay such interest in shares, such payment should be for ______________ shares of Common Stock (“Interest Conversion Shares”), representing such interest amount converted at the Conversion Price specified above. Such Interest Conversion Shares should be delivered together with the Principal Conversion Shares.

[Holder should check one of the following two boxes and, if relevant, fill in the blank.]

__ The Holder confirms that the Company’s issuance of all of the Interest Conversion Shares will be consistent with the provisions of Section 4(C).

___ The Holder hereby gives written notice to the Company* that the maximum number of Interest Conversion Shares which may be issued to the Holder at this time is _____________ shares, which shares are the Interest Shares Limit referred to in Section 4(D) of the Debenture.. Reference is made to Section 4(D) of the Debenture regarding the issuance of the Excess Interest Shares.

*THIS NOTICE IS AN INTEREST SHARES LIMIT NOTICE REFERRED TO IN SECTION 4(D) OF THE DEBENTURE.

[Balance of page intentionally left blank]

– If the Company elects to pay such interest in cash, such payment should be paid as provided in the Debenture by wire transfer as follows:7

___________________________________

___________________________________

___________________________________

Based on the relevant Conversion Prices, the number of Principal Conversion Shares plus any Interest Conversion Shares (collectively, “Conversion Shares”) indicated above should be issued in the following name(s):

Name and Record Address	Conversion Shares

It is the intention of the Holder to comply with the provisions of Section 4(C) of the Debenture regarding certain limits on the Holder's right to convert thereunder. The Holder believes and represents to the Company that this conversion complies with the provisions of said Section 4(C). Nonetheless, to the extent that, pursuant to the conversion effected hereby, the Holder would have more shares than permitted under said Section, this notice should be amended and revised, ab initio, to refer to the conversion which would result in the issuance of shares consistent with such provision. Any conversion above such amount is hereby deemed void and revoked.

As contemplated by the Debenture, this Notice of Conversion is being sent by facsimile to the telecopier number and officer indicated above.

If this Notice of Conversion represents the full conversion of the outstanding balance of the Converted Debenture, the Holder either (1) has previously surrendered the Converted Debenture to the Company or (2) will surrender (or cause to be surrendered) the Converted Debenture to the Company at the address indicated above by express courier within five (5) Trading Days after delivery or facsimile transmission of this Notice of Conversion.

1Insert unique Debenture number for each Debenture in a series.

2Amount of Buyer’s loan amount for relevant Closing Date.

3Insert date which is fifth annual anniversary of the relevant Closing Date.

4See fn 2.

5See fn 3.

6Insert the relevant Closing Date.

7Information should include the following:

All Wires:

(1) Bank Name

(2) Bank Address (including street, city, state)

(3) ABA or Wire Routing No.

(4) Account Name

(5) Account Number

If Wire is going to International (Non-US) Bank, all of the above plus:

(6) SWIFT Number

The certificates representing the Conversion Shares should be transmitted by the Company to the Holder

___ via express courier, or

___ by electronic transfer

to:

_____________________________________

_____________________________________

_____________________________________

_____________________________________

(Print name of Holder)

By: __________________________________

(Signature of Authorized Person)

______________________________________

(Printed Name and Title)

ANNEX II

TO

SECURITIES PURCHASE AGREEMENT

<PROTOTYPE FOR EACH ISSUANCE>

FORM OF WARRANT

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES OR AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

No. A-13- 8

INFINITY AUGMENTED REALITY, INC.

COMMON STOCK PURCHASE WARRANT

CLASS A-13

1. Issuance and Certain Definitions.

1.1 Issuance. In consideration of good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by INFINITY AUGMENTED REALITY, INC., a Nevada corporation (the “Company”), _____________________________ or registered assigns (the “Holder”) is hereby granted the right to purchase at any time, on or after the Issue Date (as defined below) until 5:00 P.M., New York City time, on ______________, 20__9 (the “Expiration Date”), _________________ Thousand __________ (____________)10 fully paid and nonassessable shares of the Company’s Common Stock, $0.00001 par value per share (the “Common Stock”), at an initial exercise price per share (the “Exercise Price”) of $0.50 per share, subject to further adjustment as set forth herein. This Warrant is being issued pursuant to the terms of that certain Securities Purchase Agreement, dated as of April 23, 2013 (the “Securities Purchase Agreement”), to which the Company and Holder (or Holder’s predecessor in interest) are parties. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Securities Purchase Agreement. This Warrant was originally issued to the Holder or the Holder’s predecessor in interest on _____________, 201_11 (the “Issue Date”) simultaneously with the issuance by the Company to the Holder of a Convertible Debenture Series A-13 No. A-13-_12 in the original principal amount of $_________.13 Warrants issued as replacement of or in exchange of this Warrant will have the same number as provided above with an additional identifying unique letter.

8Insert unique sequential number for each Warrant. This should match the sequential number of the corresponding Debenture issued to the Holder on the Issue Date (“Relevant Debenture”).

9Insert date which is the last calendar day of the month in which the fifth anniversary of the Issue Date occurs.

10Insert number equal to 100% of the number shares which would be issued if the Relevant Debenture were converted in full on the Issue Date (without regard to any limitations on conversion that might be applicable on that date). This should be equal to 4 times the principal of the Relevant Debenture.

1.2 Certain Definitions. .. As used herein, each of the following terms has the meaning set forth below, unless the context otherwise requires:

“Sale Price” means the 4:00 P.M. closing sale price of the Common Stock on the Principal Trading Market on the relevant Trading Day(s), as reported by the Reporting Service for the relevant date.

“Reporting Service” means Bloomberg LP or if that service is not then reporting the relevant information regarding the Common Stock, a comparable reporting service of national reputation selected by the Lead Investor and reasonably acceptable to the Company.

“Change in Control” means (a) any transaction following the date hereof by which any person, group or entity (other than a director, former director or officer of the Company as of the date hereof, the Lead Investor or any of their Affiliates) shall beneficially own more than 50% of the Voting Rights of the Company; provided, however, that any Voting Rights acquired from the Lead Investor or any of its Affiliates shall be excluded from the calculation of Voting Rights, or (b) any merger, consolidation or sale of substantially all of the property or assets of the Company with or to an entity that was not under the control of the Company prior to and, if relevant, after such merger, consolidation or sale.

“Voting Rights” means (a) the right to vote, by ownership of securities, by contract or otherwise, for directors of the Company or (b) the right, by contract, to direct or cause the direction of the management of the Company (other than by reason of being the holder of the Company’s securities).

2. Exercise of Warrants.

2.1 General.

(a) This Warrant is exercisable in whole or in part at any time and from time to time commencing on the Issue Date. Such exercise shall be effectuated by submitting to the Company (either by delivery to the Company or by facsimile transmission as provided in Section 7 hereof) a completed and duly executed Notice of Exercise (substantially in the form attached to this Warrant Certificate) as provided in the Notice of Exercise (or revised by notice given by the Company as contemplated by the Section headed “NOTICES” in the Securities Purchase Agreement). The date such Notice of Exercise is faxed to the Company shall be the “Exercise Date,” provided that, if such exercise represents the full exercise of the outstanding balance of the Warrant, the Holder of this Warrant tenders to the Company this Warrant Certificate (or an affidavit of lost warrant certificate in form reasonably satisfactory to the Company) within five (5) Trading Days thereafter. The Notice of Exercise shall be executed by the Holder of this Warrant and shall indicate (i) the number of shares then being purchased pursuant to such exercise (the “Exercise Shares”) and (ii) whether the exercise is a cashless exercise.

11Insert the Closing Date.

12Insert same sequential number as in fn 1.

13Insert principal amount of Relevant Debenture as of the Closing Date.

(b) If the Notice of Exercise form elects a “cashless” exercise, the Holder shall thereby be entitled to receive a number of shares of Common Stock equal to (w) the excess of the Current Market Value (as defined below) over the total cash exercise price for all of the Exercise Shares, divided by (x) the Market Price of the Common Stock (as defined below). For the purposes of this Warrant, the terms (y) “Current Market Value” shall mean an amount equal to the Market Price of the Common Stock, multiplied by the Exercise Shares, and (z) “Market Price of the Common Stock” shall mean the average Sale Price of the Common Stock for the three (3) Trading Days ending on the Trading Day immediately prior to the Exercise Date.

(c) If the Holder provides on the Notice of Exercise form that the Holder has elected a “cash” exercise, the Exercise Price per share of Common Stock for the shares then being exercised shall be payable, at the election of the Holder, in cash or by certified or official bank check or by wire transfer in accordance with instructions provided by the Company at the request of the Holder.

(d) Upon the appropriate payment, if any, of the Exercise Price for the shares of Common Stock purchased, together with the surrender of this Warrant Certificate (if required), the Holder shall be entitled to receive a certificate or certificates for the shares of Common Stock so purchased. The Company shall deliver such certificates representing the Warrant Shares to the Holder at the address specified in the relevant Notice of Exercise (and if none, the Holder’s the Holder’s address for notices as contemplated by the Securities Purchase Agreement, which address the Holder may change from time to time in the manner provided therein), via express courier, by electronic transfer or otherwise after (i) with respect to a “cashless exercise,” the Exercise Date, or, (ii) with respect to a “cash” exercise, the later of the Exercise Date or the date the payment of the Exercise Price for the relevant Warrant Shares is received by the Company. The Holder shall be deemed to be the holder of the shares issuable to it in accordance with the provisions of this Section 2.1 on the Exercise Date, or, in the case of a “cash” exercise, the later of the Exercise Date or the date the payment of the Exercise Price for the relevant Warrant Shares is received by the Company.

2.2 Limitation on Exercise. Notwithstanding the provisions of this Warrant, the Securities Purchase Agreement or any of the other Transaction Agreements, in no event (except (i) as specifically provided in this Warrant as an exception to this provision, (ii) during the forty-five (45) day period prior to the Expiration Date, (iii) if, within thirty (30) days prior to the Holder’s submission of a Conversion Notice, the Holder received a written notice from the Company regarding the occurrence of Change of Control, or (iv) while there is outstanding a tender offer for any or all of the shares of the Company’s Common Stock) shall the Holder be entitled to exercise this Warrant, or shall the Company have the obligation to issue shares upon such exercise of all or any portion of this Warrant to the extent that, after such exercise the sum of (1) the number of shares of Common Stock beneficially owned by the Holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unexercised portion of the Warrants or other rights to purchase Common Stock or through the ownership of the unconverted portion of convertible securities), and (2) the number of shares of Common Stock issuable upon the exercise of the Warrants with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Holder and its affiliates of more than 9.99% of the outstanding shares of Common Stock (after taking into account the shares to be issued to the Holder upon such exercise). For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), except as otherwise provided in clause (1) of such sentence. Nothing herein shall preclude the Holder from disposing of a sufficient number of other shares of Common Stock beneficially owned by the Holder so as to thereafter permit the continued exercise of this Warrant.

3. Reservation of Shares. The Company hereby agrees that, at all times during the term of this Warrant, there shall be reserved for issuance upon exercise of this Warrant, a number of shares of its Common Stock equal to the then unexercised and unexpired portion of this Warrant. For the purposes of such calculations, the Company should assume that the outstanding portion of this Warrant was exercisable in full at any time, without regard to any restrictions which might limit the Holder’s right to exercise all or any portion of this Warrant held by the Holder.

4. Mutilation or Loss of Warrant. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) receipt of reasonably satisfactory indemnification, and (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will execute and deliver a new Warrant of like tenor and date and any such lost, stolen, destroyed or mutilated Warrant shall thereupon become void.

5. Protection Against Dilution and Other Adjustments.

5.1 Capital Adjustments. In case of any stock split or reverse stock split, stock dividend, reclassification of the Common Stock, recapitalization, merger or consolidation (where the Company is not the surviving entity), the provisions of this Section 5 shall be applied as if such capital adjustment event had occurred immediately prior to the date of this Warrant and the original Exercise Price had been fairly allocated to the stock resulting from such capital adjustment; and in other respects the provisions of this Section shall be applied in a fair, equitable and reasonable manner so as to give effect, as nearly as may be, to the purposes hereof. A rights offering to stockholders shall be deemed a stock dividend to the extent of the bargain purchase element of the rights. The Company will not effect any consolidation or merger, unless prior to the consummation thereof, the successor or acquiring entity (if other than the Company) and, if an entity different from the successor or acquiring entity, the entity whose capital stock or assets the holders of the Common Stock of the Company are entitled to receive as a result of such consolidation or merger assumes by written instrument the obligations under this Warrant (including under this Section 5) and the obligations to deliver to the holder of this Warrant such shares of stock, securities or assets as, in accordance with the foregoing provisions, the holder may be entitled to acquire.

5.2 Adjustment for Spin Off. If, for any reason, prior to the exercise of this Warrant in full, the Company spins off or otherwise divests itself of a part of its business or operations or disposes all or of a part of its assets in a transaction (the “Spin Off”) in which the Company does not receive compensation for such business, operations or assets, but causes securities of another entity (the “Spin Off Securities”) to be issued to security holders of the Company, then the Company shall cause (i) to be reserved Spin Off Securities equal to the number of shares issuable to the Holder had all of the Outstanding Warrants (as defined below) been exercised as of the close of business on the Trading Day immediately before the Record Date (as defined below), as determined without regard to the provisions of Section 2.2 hereof (the “Reserved Spin Off Shares”). and (ii) to be issued to the Holder on the exercise of all or any of the Outstanding Warrants, such amount of the Reserved Spin Off Shares equal to (x) the Reserved Spin Off Shares, multiplied by (y) a fraction, of which (I) the numerator is the amount of the Outstanding Warrants then being exercised, and (II) the denominator is the amount of the Outstanding Warrants. The term “Outstanding Warrants” means this Warrant to the extent unexercised and unexpired on the record date (the “Record Date”) for determining the amount and number of Spin Off Securities to be issued to security holders of the Company.

6. Rights of the Holder. The Holder shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in this Warrant and are not enforceable against the Company except to the extent set forth herein.

7. Transfer to Comply with the Securities Act. This Warrant has not been registered under the Securities Act of 1933, as amended, (the “1933 Act”) and has been issued to the Holder for investment and not with a view to the distribution of either the Warrant or the Warrant Shares. Neither this Warrant nor any of the Warrant Shares or any other security issued or issuable upon exercise of this Warrant may be sold, transferred, pledged or hypothecated in the absence of an effective registration statement under the 1933 Act relating to such security or an opinion of counsel satisfactory to the Company that registration is not required under the 1933 Act. Each certificate for the Warrant, the Warrant Shares and any other security issued or issuable upon exercise of this Warrant shall contain a legend on the face thereof, in form and substance satisfactory to counsel for the Company, setting forth the restrictions on transfer contained in this Section.

8. Notices. Any notice required or permitted hereunder shall be given in manner provided in the Section headed “NOTICES” in the Securities Purchase Agreement, the terms of which are incorporated herein by reference.

9. Supplements and Amendments; Whole Agreement. This Warrant may be amended or supplemented only by an instrument in writing signed by the parties hereto. This Warrant contains the full understanding of the parties hereto with respect to the subject matter hereof and thereof and there are no representations, warranties, agreements or understandings other than expressly contained herein and therein.

10. Governing Law. This Warrant shall be deemed to be a contract made under the laws of the State of New York for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws. Each of the parties consents to the jurisdiction of the federal courts whose districts encompass any part of the County of New York or the state courts of the State of New York sitting in the County of New York in connection with any dispute arising under this Warrant and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions. To the extent determined by such court, the Company shall reimburse the Holder for any reasonable legal fees and disbursements incurred by the Holder in enforcement of or protection of any of its rights under any of the Transaction Agreements.

11. JURY TRIAL WAIVER. The Company and the Holder hereby waive a trial by jury in any action, proceeding or counterclaim brought by either of the Parties hereto against the other in respect of any matter arising out or in connection with this Warrant.

12. Remedies. The Company stipulates that the remedies at law of the Holder of this Warrant in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate and that, to the fullest extent permitted by law, such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

13. Counterparts. This Warrant may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

[Balance of page intentionally left blank]

14. Descriptive Headings. Descriptive headings of the several Sections of this Warrant are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by an officer thereunto duly authorized.

Dated: _________________, 201__

INFINITY AUGMENTED REALITY, INC.

By:

(Print Name)

(Title)

NOTICE OF EXERCISE OF WARRANT

TO:	INFINITY AUGMENTED REALITY, INC.	VIA FAX: (212) 201-4071
45 Broadway, 6th Floor
New York, NY 10006
Attn: Chief Executive Officer

The undersigned hereby irrevocably elects to exercise the right, represented by the Common Stock Purchase Warrant Class A-13, No. A-13-___, dated as of _____________________, 20___, to purchase ___________ shares (the “Exercise Shares”) of the Common Stock, $0.00001 par value (“Common Stock”), of INFINITY AUGMENTED REALITY, INC. and tenders herewith payment in accordance with Section 2 of said Common Stock Purchase Warrant, as follows:

___ CASH: $ = (Exercise Price x Exercise Shares)

Payment is being made by:

9  enclosed check

9  wire transfer

9 other

___ CASHLESS EXERCISE:

Net number of Warrant Shares to be issued to Holder: _________*

* based on: Current Market Value - (Exercise Price x Exercise Shares)

Market Price of Common Stock

where:

Market Price of Common Stock [“MP”] = $_______________

Current Market Value [MP x Exercise Shares] = $_______________

It is the intention of the Holder to comply with the provisions of Section 2.2 of the Warrant regarding certain limits on the Holder's right to exercise thereunder. The Holder believes and represents to the Company that this exercise complies with the provisions of said Section 2.2. Nonetheless, to the extent that, pursuant to the exercise effected hereby, the Holder would have more shares than permitted under said Section, this notice should be amended and revised, ab initio, to refer to the exercise which would result in the issuance of shares consistent with such provision. Any exercise above such amount is hereby deemed void and revoked.

As contemplated by the Warrant, this Notice of Exercise is being sent by facsimile to the telecopier number and officer indicated above.

If this Notice of Exercise represents the full exercise of the outstanding balance of the Warrant, the Holder either (1) has previously surrendered the Warrant to the Company or (2) will surrender (or cause to be surrendered) the Warrant to the Company at the address indicated above by express courier within five (5) Trading Days after delivery or facsimile transmission of this Notice of Exercise.

The certificates representing the Warrant Shares should be transmitted by the Company to the Holder

___ via express courier, or

___ by electronic transfer

after receipt of this Notice of Exercise (by facsimile transmission or otherwise) or, if relevant, the receipt of the cash purchase price for the Exercise Shares, whichever is later, to:

_____________________________________

_____________________________________

_____________________________________

Dated: ______________________

____________________________

[Name of Holder]

By: _________________________

ANNEX III

TO

SECURITIES PURCHASE AGREEMENT

ADDRESSES

COMPANY:	At the address set forth at the head of the Securities Purchase Agreement.
Attn: President and Chief Executive Officer
Telephone No.: (212) 201-4070
Telecopier No.: (212) 201-4071
e-mail: aoratz@infinityar.com
e-mail: jyifat@infinityar.com

with a copy to:

Krieger & Prager llp
Attn: Samuel Krieger, Esq.
39 Broadway
Suite 920
New York, NY 10006
Telephone No.: (212) 363-2900
Telecopier No. (212) 363-2999

BUYER:	At the address set forth on the Buyer’s signature page of the Securities Purchase Agreement.

ANNEX IV

TO

SECURITIES PURCHASE AGREEMENT

PURCHASE PRICE WIRE INSTRUCTIONS

BANK OF AMERICA

New York, New York

ABA- 026009593

F/A/O Infinity Augmented Reality, Inc.

Account Number - 483034658634

ANNEX V

TO

SECURITIES PURCHASE AGREEMENT

ADDITIONAL CLOSING NOTICE

INFINITY AUGMENTED REALITY, INC.

45 BROADWAY, 6TH FLOOR

NEW YORK, NEW YORK 10006

___________, ___, 2013

CREDIT STRATEGIES LLC

Ladies and Gentlemen:

Reference is made to the Securities Purchase Agreement, initially dated as of April 23, 2013 (as extended, renewed, amended, restated or otherwise modified from time to time, the “Purchase Agreement”), among INFINITY AUGMENTED REALITY, INC., a Nevada corporation (the “Company”), and CREDIT STRATEGIES, LLC as Lead Investor (“Lead Investor”). Capitalized terms used herein but not defined herein have the meanings assigned to such terms in the Purchase Agreement.

The Company hereby requests that, subject to the satisfaction of the conditions set forth in Article 7 and 8 of the Purchase Agreement, Lead Investor, or its designee, purchase under the Purchase Agreement on ________, 201_, Debentures in the aggregate amount of $________ (the “Advance”).

Company hereby certifies, in accordance with the Purchase Agreement, that (i) no Default or Event of Default has occurred or is continuing on the date of the Advance, or would exist after giving effect to the Advance, and (ii) each of the representations and warranties of the Company contained in any certificate, document or financial or other statement furnished at any time under or in connection with the Purchase Agreement, the Transaction Documents or any related agreement are true and correct in all respects on and as of the date hereof and on and as of the date of the Advance (except to the extent any such representation or warranty expressly relates only to an earlier and/or specified date, in which case such representation and warranty shall have been true and correct in all respects on and as of such date.

Lead Investor is irrevocably authorized and directed to disburse the proceeds of the Advance in accordance with the wiring instructions shown on Schedule A attached hereto and made a part hereof.

Very truly yours,

INFINITY AUGMENTED REALITY, INC.

By:
Name: Title:

SCHEDULE A

WIRING INSTRUCTIONS

Recipient(s)	Amount	Wiring Instructions

	$_________	Name of Bank: Account Name: Account No.: ABA Routing No. Reference:
	$_________	Name of Bank: Account Name: Account No.: ABA Routing No. Reference:
	$_________	Name of Bank: Account Name: Account No.: ABA Routing No. Reference:
	$_________	Name of Bank: Account Name: Account No.: ABA Routing No. Reference:
	$_________	Name of Bank: Account Name: Account No.: ABA Routing No. Reference:

ANNEX VI

TO

SECURITIES PURCHASE AGREEMENT

DISCLOSURE ANNEX

NONE

ANNEX VII-A

TO

SECURITIES PURCHASE AGREEMENT

FORM OF CLOSING CERTIFICATE

BEING PROVIDED UNDER SEPARATE COVER

ANNEX VII-B

TO

SECURITIES PURCHASE AGREEMENT

FORM OF ADDITIONAL CLOSING CERTIFICATE

CERTIFICATE OF CHIEF EXECUTIVE OFFICER

OF

INFINITY AUGMENTED REALTY, INC.

The undersigned, the Chief Executive Officer of Infinity Augmented Reality, Inc. hereby certifies that:

1. The representations and warranties of , set forth in a certain Securities Purchase Agreement (the "Agreement"), dated the ____ day of ____________, 201_, by and among Infinity Augmented Reality, Inc. (the “Company”), and ___________ _________________ (“Investor”) (and in any other agreements, documents or instruments delivered by the Company to Investor contemporaneously therewith) are each true and correct in all material respects on and as of the date hereof with the same effect as if made on and as of the date hereof.

2. The Company has performed and complied with all the agreements, obligations, and conditions required by the Agreement (and any other agreements, documents or instruments delivered by the Company to Investor contemporaneously therewith) to be performed and complied with by the Company, on or before the date hereof.

IN WITNESS WHEREOF, the undersigned has hereunto affixed his hand as of the ___ day of ____________, 201_.

INFINITY AUGMENTED REALITY, INC.

By:
Chief Executive Officer